CUSTODIAN SERVICES AGREEMENT



      This  Agreement is made as of                    ,
1995  by

and between SMITH BARNEY INCOME FUNDS, a Massachusetts business trust (the "Fund") and PNC BANK, NATIONAL ASSOCIATION, a national banking association ("PNC Bank").

      The Fund is registered as an open-end investment company

under  the Investment Company Act of 1940, as amended (the
"1940

Act"). The Fund wishes to retain PNC Bank to provide custodian services and PNC Bank wishes to furnish such services, either directly or through an affiliate or affiliates, as more fully described herein. In consideration of the premises and mutual covenants herein contained, the parties agree as follows:

     1.  Definitions.

           (a)     "Authorized  Person".   The  term
"Authorized

Person" shall mean any officer of the Fund and any other person,

who is duly authorized by the Fund's Governing Board, to give

Oral  and  Written  Instructions on behalf  of  the  Fund.
Such

persons are listed in the Certificate attached hereto as the

Authorized Persons Appendix, as such Appendix may be amended in writing by the Fund's Governing Board from time to time.

          (b)  "Book-Entry System".  The term "Book-Entry
System"

means Federal Reserve Treasury book-entry system for United

States   and   federal  agency  securities,  its   successor
or

successors, and its nominee or nominees and any book-entry system maintained by an exchange registered with the SEC under the
1934

Act.

            (c)    "CFTC".   The  term  "CFTC"  shall  mean
the

Commodities Futures Trading Commission.

           (d)   "Governing  Board".  The term "Governing
Board"

shall mean the Fund's Board of Directors if the Fund is a

corporation or the Fund's Board of Trustees if the Fund is a trust, or, where duly authorized, a competent committee thereof.

          (e)  "Oral Instructions".  The term "Oral
Instructions"

shall mean oral instructions received by PNC Bank from an

Authorized Person or from a person reasonably believed by PNC

Bank to be an Authorized Person.

           (f)   "SEC".  The term "SEC" shall mean the
Securities

and Exchange Commission.

           (g)   "Securities  and Commodities  Laws".   The
term

"Securities and Commodities Laws" shall mean the "1933 Act" which shall mean the Securities Act of 1933, the "1934 Act" which shall mean the Securities Exchange Act of 1934, the 1940 Act, and the

"CEA" which shall mean the Commodities Exchange Act, as amended.

          (h) "Shares". The term "Shares" shall mean the shares

of stock of any series or class of the Fund, or, where

appropriate, units of beneficial interest in a trust where the

Fund is organized as a Trust.

          (i)  "Property".  The term "Property" shall mean:

                               (i)   any  and all securities
and

                    other investment items which the Fund may

                    from  time  to time deposit, or cause
to  be

                    deposited,  with PNC Bank or which  PNC
Bank

                    may from time to time hold for the Fund;

                         (ii)   all income in respect of
any  of

               such securities or other investment items;

                        (iii)  all proceeds of the sale of
any of

               such securities or investment items; and

                          (iv)   all  proceeds  of  the
sale  of

               securities issued by the Fund, which are received

               by PNC Bank from time to time, from or on behalf

               of the Fund.

            (j)    "Written  Instructions".   The  term
"Written

Instructions" shall mean written instructions signed by one

Authorized Person and received by PNC Bank. The instructions may be delivered by hand, mail, tested telegram, cable, telex or facsimile sending device.

      2.   Appointment.   The Fund hereby appoints  PNC
Bank  to

provide custodian services to the Fund, and PNC Bank accepts such appointment and agrees to furnish such services.

      3. Delivery of Documents. The Fund has provided or, where

applicable, will provide PNC Bank with the following:

            (a) certified or authenticated copies of the

resolutions   of  the  Fund's  Governing  Board,  approving
the

appointment of PNC Bank or its affiliates to provide services;

           (b)   a  copy  of  the  Fund's most  recent
effective

registration statement;

           (c)   a  copy  of  the  Fund's advisory
agreement  or

agreements;

           (d)   a  copy of the Fund's distribution
agreement  or

agreements;

           (e)  a copy of the Fund's administration
agreements if

PNC Bank is not providing the Fund with such services;

           (f)   copies  of any shareholder servicing
agreements

made in respect of the Fund; and

           (g) certified or authenticated copies of any and all

amendments or supplements to the foregoing.

      4.   Compliance  with  Government  Rules  and
Regulations.

PNC Bank undertakes to comply with all applicable requirements of the Securities and Commodities Laws and any laws, rules and

regulations of governmental authorities having jurisdiction with respect to all duties to be performed by PNC Bank hereunder.

Except as specifically set forth herein, PNC Bank assumes no responsibility for such compliance by the Fund.

       5.   Instructions.   Unless  otherwise  provided  in
this

Agreement, PNC Bank shall act only upon Oral and Written

Instructions. PNC Bank shall be entitled to rely upon any Oral and  Written  Instructions it receives from an Authorized
Person

(or from a person reasonably believed by PNC Bank to be an

Authorized  Person)  pursuant to this Agreement.   PNC  Bank
may

assume that any Oral or Written Instructions received hereunder

are   not  in  any  way  inconsistent  with  the  provisions
of

organizational documents or this Agreement or of any vote,

resolution or proceeding of the Fund's Governing Board or of the

Fund's shareholders.

      The Fund agrees to forward to PNC Bank Written
Instructions

confirming Oral Instructions so that PNC Bank receives the

Written Instructions by the close of business on the same day that such Oral Instructions are received. The fact that such confirming  Written  Instructions are not received  by  PNC
Bank

shall in no way invalidate the transactions or enforceability of the transactions authorized by the Oral Instructions.

      The Fund further agrees that PNC Bank shall incur no

liability to the Fund in acting upon Oral or Written
Instructions

provided such instructions reasonably appear to have been

received from an Authorized Person.

     6.  Right to Receive Advice.

          (a) Advice of the Fund. If PNC Bank is in doubt as to

any action it should or should not take, PNC Bank may request directions  or  advice,  including Oral or Written
Instructions,

from the Fund.

           (b) Advice of Counsel. If PNC Bank shall be in doubt

as to any questions of law pertaining to any action it should or should not take, PNC Bank may request advice at its own cost from such counsel of its own choosing (who may be counsel for the

Fund, the Fund's advisor or PNC Bank, at the option of PNC
Bank).

           (c)   Conflicting Advice.  In the event of a
conflict

between  directions, advice or Oral or Written  Instructions
PNC

Bank receives from the Fund, and the advice it receives from counsel, PNC Bank shall be entitled to rely upon and follow the advice of counsel.

           (d)   Protection  of  PNC Bank.   PNC  Bank
shall  be

protected in any action it takes or does not take in reliance upon  directions,  advice  or  Oral or  Written
Instructions  it

receives  from  the  Fund  or from counsel  and  which  PNC
Bank

believes, in good faith, to be consistent with those directions,

advice or Oral or Written Instructions.

      Nothing  in  this paragraph shall be construed   so
as  to

impose an obligation upon PNC Bank (i) to seek such directions,

advice or Oral or Written Instructions, or (ii) to act in

accordance with such directions, advice or Oral or Written

Instructions unless, under the terms of other provisions of this

Agreement, the same is a condition of PNC Bank's properly taking or not taking such action.

      7. Records. The books and records pertaining to the Fund

which are in the possession of PNC Bank, shall be the property of

the   Fund.   Such  books  and  records  shall  be  prepared
and

maintained as required by the 1940 Act and other applicable

securities laws, rules and regulations. The Fund, or the Fund's

Authorized Persons, shall have access to such books and records at all time during PNC Bank's normal business hours. Upon the reasonable request of the Fund, copies of any such books and records shall be provided by PNC Bank to the Fund or to an

Authorized Person of the Fund, at the Fund's expense.

      8. Confidentiality. PNC Bank agrees to keep confidential

all records of the Fund and information relative to the Fund and its shareholders (past, present and potential), unless the

release of such records or information is otherwise consented to,

in writing, by the Fund. The Fund agrees that such consent shall not  be  unreasonably withheld and may not be withheld where
PNC

Bank may be exposed to civil or criminal contempt proceedings or when required to divulge. The Fund further agrees that, should

PNC Bank be required to provide such information or records to duly constituted authorities (who may institute civil or criminal contempt proceedings for failure to comply), PNC Bank shall not be required to seek the Fund's consent prior to disclosing such information.

      9. Cooperation with Accountants. PNC Bank shall cooperate

with the Fund's independent public accountants and shall take all reasonable action in the performance of its obligations under this Agreement to ensure that the necessary information is made available to such accountants for the expression of their

opinion, as required by the Fund.

     10. Disaster Recovery. PNC Bank shall enter into and shall

maintain  in  effect  with  appropriate  parties  one   or
more

agreements making reasonable provision for emergency use of

electronic data processing equipment to the extent appropriate equipment is available. In the event of equipment failures, PNC

Bank shall, at no additional expense to the Fund, take reasonable steps to minimize service interruptions but shall have no

liability with respect thereto.

      11. Compensation. As compensation for custody services

rendered by PNC Bank during the term of this Agreement, the Fund will pay to PNC Bank a fee or fees as may be agreed to in writing from time to time by the Fund and PNC Bank.

     12. Indemnification. The Fund agrees to indemnify and hold harmless PNC Bank and its nominees from all taxes, charges,

expenses, assessment, claims and liabilities (including, without

limitation,   liabilities  arising  under  the   Securities
and

Commodities Laws and any state and foreign securities and blue

sky   laws,  and  amendments  thereto,  and  expenses,
including

(without limitation) attorneys' fees and disbursements, arising directly or indirectly from any action which PNC Bank takes or does not take (i) at the request or on the direction of or in reliance on the advice of the Fund or (ii) upon Oral or Written

Instructions.   Neither PNC Bank, nor any of its nominees,
shall

be indemnified against any liability to the Fund or to its

shareholders (or any expenses incident to such liability) arising out of PNC Bank's own willful misfeasance, bad faith, negligence or reckless disregard of its duties and obligations under this

Agreement.

     13. Responsibility of PNC Bank. PNC Bank shall be under no duty to take any action on behalf of the Fund except as

specifically set forth herein or as may be specifically agreed to by PNC Bank, in writing. PNC Bank shall be obligated to exercise care and diligence in the performance of its duties hereunder, to act in good faith and to use its best effort, within reasonable limits, in performing services provided for under this Agreement.

PNC Bank shall be responsible for its own negligent failure to perform its duties under this Agreement. Notwithstanding the foregoing, PNC Bank shall not be responsible for losses beyond its control, provided that PNC Bank has acted in accordance with the standard of care set forth above; and provided further that

PNC Bank shall only be responsible for that portion of losses or damages suffered by the Fund that are attributable to the

negligence of PNC Bank.

      Without limiting the generality of the foregoing or of any other provision of this Agreement, PNC Bank, in connection with its duties under this Agreement, shall not be under any duty or obligation to inquire into and shall not be liable for (a) the validity or invalidity or authority or lack thereof of any Oral or Written Instruction, notice or other instrument which conforms to the applicable requirements of this Agreement, and which PNC

Bank reasonably believes to be genuine; or (b) delays or errors or  loss of data occurring by reason of circumstances beyond
PNC

Bank's control, including acts of civil or military authority,

national   emergencies,  labor  difficulties,  fire,   flood
or

catastrophe, acts of God, insurrection, war, riots or failure of the mails, transportation, communication or power supply.

      Notwithstanding anything in this Agreement to the contrary,

PNC   Bank  shall  have  no  liability  to  the  Fund   for
any

consequential, special or indirect losses or damages which the

Fund  may  incur or suffer by or as a consequence of  PNC
Bank's

performance of the services provided hereunder, whether or not the likelihood of such losses or damages was known by PNC
Bank.

     14.  Description of Services.

           (a) Delivery of the Property. The Fund will deliver

or arrange for delivery to PNC Bank, all the property owned by the Fund, including cash received as a result of the distribution of its Shares, during the period that is set forth in this

Agreement.   PNC Bank will not be responsible for  such
property

until actual receipt.

           (b)   Receipt  and Disbursement of Money.   PNC
Bank,

acting   upon  Written  Instructions,  shall  open  and
maintain

separate account(s) in the Fund's name using all cash received from or for the account of the Fund, subject to the terms of this

Agreement.   In  addition, upon Written  Instructions,  PNC
Bank

shall open separate custodial accounts for each separate series,

class or portfolio of the Fund and shall hold in such account(s)

all   cash  received  from  or  for  the  accounts  of  the
Fund

specifically designated to each separate series, class or

portfolio.   PNC Bank shall make cash payments from  or  for
the

account of the Fund only for:

                              (i)  purchases of securities
in the

                    name  of  the Fund or PNC Bank or PNC
Bank's

                    nominee as provided in sub-paragraph j and

                    for which PNC Bank has received a copy
of the

                    broker's or dealer's confirmation or
payee's

                    invoice, as appropriate;

                        (ii)  purchase or redemption of
Shares of

               the Fund   delivered to PNC Bank;

                        (iii)   payment  of, subject  to
Written

               Instructions,   interest,  taxes,
administration,

               accounting,  distribution,  advisory,
management

               fees or similar expenses which are to be borne by

               the Fund;

                         (iv)  payment to, subject to
receipt  of

               Written Instructions, the Fund's transfer agent,

               as agent for the shareholders, an amount equal to

               the amount of dividends and distributions stated

               in  the Written Instructions to be
distributed  in

               cash by the transfer agent to shareholders, or, in

               lieu of paying the Fund's transfer agent, PNC
Bank

               may   arrange  for  the  direct  payment  of
cash

               dividends  and  distributions to
shareholders  in

               accordance with procedures mutually agreed upon

               from  time to time by and among the Fund, PNC
Bank

               and the Fund's transfer agent;

                               (v)   payments,  upon
receipt  of

                    Written Instructions, in connection with the

                    conversion,   exchange   or   surrender
of

                    securities owned or subscribed to by the Fund

                    and held by or delivered to PNC Bank;

                          (vi)    payments  of  the  amounts
of

               dividends  received   with respect  to
securities

               sold short; payments made to a sub-custodian

               pursuant to provisions in sub-paragraph c of this

               Paragraph; and

                      (viii)  payments, upon Written
Instructions

               made for other proper Fund purposes.  PNC
Bank  is

               hereby authorized to endorse and collect all

               checks, drafts or other orders for the
payment  of

               money received as custodian for the account of the

               Fund.

          (c)  Receipt of Securities.

                                (i)   PNC  Bank  shall  hold
all

                    securities received  by it for the
account of

                    the   Fund   in  a   separate  account
that

                    physically  segregates  such securities
from

                    those  of  any  other    persons,  firms
or

                    corporations, except for securities held in a

                    Book-Entry  System.   All  such
securities

                    shall  be  held  or disposed  of  only
upon

                    Written Instructions of the Fund
pursuant to

                    the  terms of this Agreement.  PNC Bank
shall

                    have   no   power  or  authority  to
assign,

                    hypothecate, pledge or otherwise
dispose  of

                    any  such  securities or  investment,
except

                    upon the express terms of this Agreement and

                    upon  Written Instructions, accompanied
by  a

                    certified  resolution of the Fund's
Governing

                    Board,  authorizing the transaction.
In  no

                    case  may  any member of the Fund's
Governing

                    Board,  or any officer, employee or
agent  of

                    the  Fund  withdraw any securities.   At
PNC

                    Bank's   own   expense  and   for   its
own

                    convenience,   PNC  Bank   may   enter
into

                    sub-custodian agreements with other
banks  or

                    trust  companies to perform duties
described

                    in  this sub-paragraph c.  Such bank or
trust

                    company  shall  have  an  aggregate
capital,

                    surplus  and undivided profits,
according  to

                    its last published report, of at least one

                    million  dollars ($1,000,000),  if  it
is  a

                    subsidiary  or affiliate of PNC Bank,
or  at

                    least twenty million dollars
($20,000,000) if

                    such   bank  or  trust  company  is
not   a

                    subsidiary  or   affiliate of PNC  Bank.
In

                    addition,  such  bank or trust  company
must

                    agree  to comply with the relevant
provisions

                    of  the  1940 Act and other applicable
rules

                    and   regulations.   PNC  Bank  shall
remain

                    responsible for the performance of all
of its

                    duties as described in this Agreement and

                    shall  hold the Fund harmless from PNC
Bank's

                    own  (or any sub-custodian chosen by PNC
Bank

                    under the terms of this sub-paragraph c) acts

                    or  omissions,  under the standards  of
care

                    provided for herein.

          (d) Transactions Requiring Instructions. Upon receipt

of  Oral  or  Written Instructions and not otherwise,  PNC
Bank,

directly or through the use of the Book-Entry System, shall:

                               (i)   deliver any securities
held

                    for  the  Fund against the receipt of
payment

                    for the sale of such securities;

                        (ii)  execute and deliver to such
persons

               as  may  be   designated in such Oral  or
Written

               Instructions,  proxies, consents,
authorizations,

               and any other instruments whereby the
authority of

               the Fund as owner of any securities may be

               exercised;

                        (iii)   deliver  any  securities  to
the

               issuer   thereof,    or  its  agent,   when
such

               securities   are  called,  redeemed,  retired
or

               otherwise become payable; provided that, in any

               such case, the cash or other consideration is to

               be delivered to PNC Bank;

                        (iv)  deliver any securities held
for the

               Fund against receipt of other securities or cash

               issued or paid in connection with the
liquidation,

               reorganization, refinancing, tender offer, merger,

               consolidation   or   recapitalization    of
any

               corporation,  or  the exercise of  any
conversion

               privilege;

                               (v)   deliver any securities
held

                    for  the  Fund to  any protective
committee,

                    reorganization committee or other
person  in

                    connection    with      the
reorganization,

                    refinancing,      merger,
consolidation,

                    recapitalization or sale of assets of any

                    corporation, and receive and hold under the

                    terms of this Agreement such
certificates  of

                    deposit,    interim   receipts    or
other

                    instruments or documents as may be
issued  to

                    it to evidence such delivery;

                         (vi)  make such transfer or
exchanges of

               the assets of the Fund and take such other steps

               as   shall  be  stated  in said  Oral  or
Written

               Instructions to be for the purpose of
effectuating

               a    duly    authorized   plan   of
liquidation,

               reorganization,    merger,    consolidation
or

               recapitalization of the Fund;

                       (vii)  release securities belonging
to the

               Fund to any bank or trust company for the purpose

               of a pledge or hypothecation to secure any loan

               incurred by the Fund; provided, however, that

               securities shall be released only upon
payment  to

               PNC Bank of the monies borrowed, except that in

               cases  where additional collateral is
required  to

               secure a borrowing already made subject to proper

               prior authorization, further securities may be

               released for that purpose; and repay such loan

               upon redelivery to it of the securities
pledged or

               hypothecated therefor and upon surrender of the

               note or notes evidencing the loan;

                       (viii)   release  and  deliver
securities

               owned   by   the  Fund  in  connection  with
any

               repurchase agreement entered into on behalf of the

               Fund, but only on receipt of payment
therefor; and

               pay out moneys of the Fund in connection with such

               repurchase agreements, but only upon the delivery

               of the securities;

                         (ix)   release and deliver  or
exchange

               securities owned by the Fund in connection with

               any  conversion  of such securities,
pursuant  to

               their terms, into other securities;

                              (x)  release and deliver
securities

                    owned   by  the  Fund  for  the  purpose
of

                    redeeming  in  kind shares of the  Fund
upon

                    delivery thereof to PNC Bank; and

                         (xi)   release and deliver  or
exchange

               securities  owned by the Fund for other
corporate

               purposes.   PNC Bank must also receive a
certified

               resolution describing the nature of the
corporate

               purpose and the name and address of the person(s)

               to whom delivery shall be made when such action is

               pursuant to sub-paragraph d above.

      (e) Use of Book-Entry System. The Fund shall deliver to

PNC  Bank  certified  resolutions of the Fund's  Governing
Board

approving, authorizing and instructing PNC Bank on a continuous and on-going basis, to deposit in the Book-Entry System all

securities belonging to the Fund eligible for deposit therein and to utilize the Book-Entry System to the extent possible in

connection with settlements of purchases and sales of securities by the Fund, and deliveries and returns of securities loaned,

subject to repurchase agreements or used as collateral in

connection with borrowings. PNC Bank shall continue to perform such  duties  until  it  receives Written  or  Oral
Instructions

authorizing contrary actions(s).

      To administer the Book-Entry System properly, the following provisions shall apply:

                               (i)  With respect to
securities of

                    the   Fund  which  are  maintained   in
the

                    Book-Entry  system, established
pursuant  to

                    this  sub-paragraph e hereof, the
records  of

                    PNC  Bank  shall  identify by  Book-
Entry  or

                    otherwise those securities belonging to the

                    Fund.   PNC  Bank shall furnish  the
Fund  a

                    detailed statement of the Property held for

                    the   Fund  under  this  Agreement  at
least

                    monthly  and  from  time  to  time  and
upon

                    written request.

                        (ii)  Securities and any cash of the
Fund

               deposited   in the Book-Entry System will  at
all

               times  be   segregated from any  assets  and
cash

               controlled by PNC Bank in other than a
fiduciary

               or custodian capacity but may be commingled with

               other  assets held in such capacities.   PNC
Bank

               and its sub-custodian, if any, will pay out money

               only upon receipt of securities and will deliver

               securities only upon the receipt of money.

                       (iii)  All books and records
maintained by

               PNC Bank  which relate to the Fund's
participation

               in the Book-Entry System will at all times during

               PNC Bank's regular business hours be open to the

               inspection of the Fund's duly authorized employees

               or agents, and the Fund will be furnished with all

               information in respect of the services
rendered to

               it as it may require.

                        (iv)  PNC Bank will provide the Fund
with

               copies of any report obtained by PNC Bank on the

               system of internal accounting control of the

               Book-Entry System promptly after receipt of such a

               report by PNC Bank. PNC Bank will also provide

               the  Fund  with such reports on its own
system  of

               internal   control  as  the  Fund  may
reasonably

               request from time to time.

           (f) Registration of Securities. All Securities held

for the Fund which are issued or issuable only in bearer form,

except such securities held in the Book-Entry System, shall be held by PNC Bank in bearer form; all other securities held for the Fund may be registered in the name of the Fund; PNC
Bank; the

Book-Entry System; a sub-custodian; or any duly appointed

nominee(s)   of  the  Fund,  PNC  Bank,  Book-Entry   system
or

sub-custodian.  The Fund reserves the right to instruct PNC
Bank

as   to  the  method  of  registration  and  safekeeping  of
the

securities of the Fund.  The Fund agrees to furnish to  PNC
Bank

appropriate instruments to enable PNC Bank to hold or deliver in proper form for transfer, or to register its registered nominee or in the name of the Book-Entry System, any securities which it may hold for the account of the Fund and which may from time to time be registered in the name of the Fund. PNC Bank shall hold all  such securities which are not held in the Book-Entry
System

in a separate account for the Fund in the name of the Fund

physically segregated at all times from those of any other person or persons.

          (g) Voting and Other Action. Neither PNC Bank nor its

nominee shall vote any of the securities held pursuant to this

Agreement by or for the account of the Fund, except in accordance with Written Instructions. PNC Bank, directly or through the use of the Book-Entry System, shall execute in blank and promptly deliver all notice, proxies, and proxy soliciting materials to

the  registered  holder of such securities.   If  the
registered

holder is not the Fund then Written or Oral Instructions must designate the person(s) who owns such securities.

           (h) Transactions Not Requiring Instructions. In the

absence of contrary Written Instructions, PNC Bank is authorized to take the following actions:

                              (i)  Collection of Income and
Other

                    Payments.

                                         (A)  collect and
receive

                         for the account of the Fund, all
income,

                         dividends,    distributions,
coupons,

                         option  premiums,  other  payments
and

                         similar   items,  included  or   to
be

                         included  in  the  Property,   and,
in

                         addition,  promptly advise the
Fund  of

                         such receipt and credit such
income,  as

                         collected,   to  the  Fund's
custodian

                         account;

                                         (B)  endorse and
deposit

                         for collection, in the name of the
Fund,

                         checks, drafts, or other orders for
the

                         payment of money;

                                        (C)  receive and
hold for

                         the  account of the Fund all
securities

                         received  as  a   distribution  on
the

                         Fund's  portfolio securities as a
result

                         of  a stock dividend, share split-
up  or

                         reorganization,
recapitalization,

                         readjustment  or other
rearrangement  or

                         distribution   of  rights   or
similar

                         securities  issued with respect  to
any

                         portfolio  securities belonging  to
the

                         Fund held by PNC Bank hereunder;

                                         (D)  present for
payment

                         and  collect the amount payable
upon all

                         securities  which  may  mature   or
be

                         called,   redeemed,   or   retired,
or

                         otherwise  become payable  on  the
date

                         such securities become payable; and

                                          (E)   take  any
action

                         which  may  be necessary and
proper  in

                         connection   with  the  collection
and

                         receipt   of  such  income   and
other

                         payments   and   the   endorsement
for

                         collection of checks, drafts, and
other

                         negotiable instruments.

              (ii)  Miscellaneous Transactions.

                                           (A)    PNC   Bank
is

                         authorized  to deliver or  cause
to  be

                         delivered  Property against
payment  or

                         other  consideration or written
receipt

                         therefor in the following cases:

                                                      (1)
for

                              examination by a broker  or
dealer

                              selling for the account of the
Fund

                              in  accordance with street
delivery

                              custom;

                                                   (2)   for
the

                              exchange  of  interim
receipts  or

                              temporary securities for
definitive

                              securities; and

                                                      (3)
for

                              transfer  of  securities  into
the

                              name  of  the Fund or PNC
Bank  or

                              nominee  of either, or for
exchange

                              of   securities  for  a
different

                              number  of
bonds,certificates,  or

                              other  evidence,  representing
the

                              same   aggregate  face  amount
or

                              number  of units bearing  the
same

                              interest  rate, maturity  date
and

                              call  provisions, if any;
provided

                              that,  in  any such case,  the
new

                              securities  are to be
delivered  to

                              PNC Bank.

                                        (B)  Unless and
until PNC

                         Bank    receives   Oral    or
Written

                         Instructions to the contrary,  PNC
Bank

                         shall:

                                                   (1)   pay
all

                              income items held by it which
call

                              for  payment upon presentation
and

                              hold  the cash received by it
upon

                              such payment for the account
of the

                              Fund;

                                                    (2)
collect

                              interest    and   cash
dividends

                              received, with notice to the
Fund,

                              to the Fund's account;

                                                   (3)  hold
for

                              the  account of the Fund all
stock

                              dividends,   rights   and
similar

                              securities  issued with
respect  to

                              any  securities held by  PNC
Bank;

                              and

                                                  (4)
execute as

                              agent on behalf of        the
Fund

                              all       necessary
ownership

                              certificates   required   by
the

                              Internal Revenue Code or the
Income

                              Tax   Regulations  of  the
United

                              States Treasury Department or
under

                              the  laws  of  any  State  now
or

                              hereafter in effect, inserting
the

                              Fund's name, on such
certificate as

                              the owner of the securities
covered

                              thereby,  to  the  extent  it
may

                              lawfully do so.

          (i)  Segregated Accounts.

                              (i)  PNC Bank shall upon
receipt of

                    Written or Oral Instructions establish and

                    maintain segregated account(s) on its
records

                    for   and  on  behalf  of  the  Fund.
Such

                    account(s) may be used to transfer cash and

                    securities,  including  securities   in
the

                    Book-Entry System:

                                         (A)  for the
purposes of

                         compliance   by   the  Fund   with
the

                         procedures  required by a
securities  or

                         option    exchange,    providing
such

                         procedures comply with the 1940 Act
and

                         any  releases of the SEC relating
to the

                         maintenance  of segregated
accounts  by

                         registered investment companies;
and

                                          (B)   Upon
receipt  of

                         Written  Instructions, for other
proper

                         corporate purposes.

                         (ii)   PNC Bank may enter into
separate

               custodial   agreements   with   various
futures

               commission merchants ("FCMs") that the Fund uses

               ("FCM  Agreement").  Pursuant to an FCM
Agreement,

               the  Fund's  margin deposits in  any
transactions

               involving futures contracts and options on futures

               contracts will be held by PNC Bank in accounts

               ("FCM Account") subject to the disposition by the

               FCM  involved in such contracts and in
accordance

               with the customer contract between FCM and the

               Fund ("FCM Contract"), SEC rules and the rules of

               the  applicable  commodities exchange.   Such
FCM

               Agreements  shall  only  be   entered  into
upon

               receipt of Written Instructions from the Fund

               which state that:

                                        (A)  a customer
agreement

                         between  the FCM and  the Fund has
been

                         entered into; and

                                          (B)   the  Fund
is  in

                         compliance  with  all  the   rules
and

                         regulations  of the CFTC.
Transfers  of

                         initial margin shall be made into a
FCM

                         Account  only upon Written
Instructions;

                         transfers   of  premium  and
variation

                         margin  may be made  into a FCM
Account

                         pursuant to Oral Instructions.

                                              Transfers of
funds

                         from  a FCM Account to the FCM for
which

                         PNC  Bank holds such an account may
only

                         occur  upon certification by the
FCM  to

                         PNC   Bank  that  pursuant  to  the
FCM

                         Agreement  and  the  FCM  Contract,
all

                         conditions  precedent to  its
right  to

                         give  PNC  Bank  such instructions
have

                         been satisfied.

                        (iii)   PNC  Bank shall arrange  for
the

               establishment of IRA custodian accounts for such

               share-   holders   holding  Shares   through
IRA

               accounts,   in   accordance   with   the
Fund's

               prospectuses, the Internal Revenue Code
(including

               regulations),  and with such other
procedures  as

               are mutually agreed upon from time to time by and

               among the Fund, PNC Bank and the Fund's transfer

               agent.

           (j) Purchases of Securities. PNC Bank shall settle

purchased securities upon receipt of Oral or Written
Instructions

from the Fund or its investment advisor(s) that specify:

                              (i)  the name of the issuer
and the

                    title  of  the  securities,  including
CUSIP

                    number if applicable;

                          (ii)   the  number  of  shares  or
the

               principal  amount purchased and accrued
interest,

               if any;

                         (iii)    the   date  of   purchase
and

               settlement;

                        (iv)  the purchase price per unit;

                               (v)  the total amount payable
upon

                    such purchase; and

                        (vi)  the name of the person from
whom or

               the broker through whom the purchase was made. PNC

               Bank shall upon receipt of securities
purchased by

               or for the Fund pay out of the moneys held for the

               account  of  the Fund the total amount
payable  to

               the person from whom or the broker through whom

               the purchase was made, provided that the same

               conforms to the total amount payable as set forth

               in such Oral or Written Instructions.

           (k) Sales of Securities. PNC Bank shall settle sold

securities upon receipt of Oral or Written Instructions from the

Fund that specify:

                          (i)   the  name of the issuer  and
the

                    title of the security, including CUSIP
number

                    if applicable;

                         (ii)   the number of shares or
principal

               amount sold, and accrued interest, if any;

                        (iii)  the date of trade, settlement
and

               sale;

                        (iv)  the sale price per unit;

                               (v)   the total amount
payable  to

                    the Fund upon such sale;

                        (vi)  the name of the broker through
whom

               or the person to whom the sale was made; and

                        (vii)  the location to which the
security

               must be delivered and delivery deadline, if any.

               PNC Bank shall deliver the securities upon receipt

               of the total amount payable to the Fund upon such

               sale,  provided that the total amount
payable  is

               the same as was set forth in the Oral or Written

               Instructions.  Subject to the foregoing, PNC
Bank

               may  accept  payment  in such  form  as
shall  be

               satisfactory to it, and may deliver
securities and

               arrange for payment in accordance with the customs

               prevailing among dealers in securities.

          (l)  Reports.

                               (i)   PNC  Bank shall furnish
the

                    Fund the following reports:

                                         (A)   such periodic
and

                         special   reports  as   the   Fund
may

                         reasonably request;

                                         (B)  a monthly
statement

                         summarizing all transactions and
entries

                         for the account of the Fund,
listing the

                         portfolio  securities belonging  to
the

                         Fund  with the adjusted average
cost  of

                         each  issue and the market value at
the

                         end  of such month, and stating the
cash

                         account    of    the   Fund
including

                         disbursement;

                                         (C)   the reports
to  be

                         furnished to the Fund pursuant  to
Rule

                         17f-4; and

                                            (D)     such
other

                         information as may be agreed  upon
from

                         time  to  time between the Fund and
PNC

                         Bank.

                        (ii)  PNC Bank shall transmit
promptly to

               the  Fund  any  proxy statement,  proxy
material,

               notice   of  a  call  or  conversion  or
similar

               communication received by it as custodian of the

               Property. PNC Bank shall be under no other

               obligation to inform the Fund as to such actions

               or events.

           (m) Collections. All collections of monies or other

property, in respect, or which are to become part of the Property

(but not the safekeeping thereof upon receipt by PNC Bank) shall be at the sole risk of the Fund. If payment is not received by

PNC Bank within a reasonable time after proper demands have been made, PNC Bank shall notify the Fund in writing, including copies of all demand letters, any written responses, memoranda of all

oral   responses  and  telephonic  demands  thereto,  and
await

instructions from the Fund. PNC Bank shall not be obliged to take legal action for collection unless and until reasonably indemnified to its satisfaction. PNC Bank shall also notify the

Fund as soon as reasonably practicable whenever income due on securities is not collected in due course.

       15.   Duration  and  Termination.   This  Agreement
shall

continue until terminated by the Fund or by PNC Bank on sixty

(60) days' prior written notice to the other party. In the event this Agreement is terminated (pending appointment of a successor to PNC Bank or vote of the shareholders of the Fund to dissolve or to function without a custodian of its cash, securities or other property), PNC Bank shall not deliver cash, securities or other property of the Fund to the Fund. It may deliver them to a bank or trust company of PNC Bank's choice, having an aggregate capital, surplus and undivided profits, as shown by its last published report, of not less than twenty million dollars

($20,000,000), as a custodian for the Fund to be held under terms similar to those of this Agreement. PNC Bank shall not be

required to make any such delivery or payment until full payment

shall   have  been  made  to  PNC  Bank  of  all  of  its
fees,

compensation, costs and expenses. PNC Bank shall have a security interest in and shall have a right of setoff against Property in the Fund's possession as security for the payment of such fees,

compensation, costs and expenses.

       16.   Notices.   All  notices  and  other
communications,

including Written Instructions, shall be in writing or by

confirming telegram, cable, telex or facsimile sending device.

Notice  shall  be  addressed (a) if to PNC  Bank  at  PNC
Bank's

address:  Airport  Business Center, International  Court  2,
200

Stevens Drive, Lester, Pennsylvania 19113, marked for the

attention of the Custodian Services Department (or its successor)

(b) if to the Fund, at the address of the Fund; or (c) if to neither of the foregoing, at such other address as shall have been notified to the sender of any such notice or other

communication. If notice is sent by confirming telegram, cable,

telex or facsimile sending device, it shall be deemed to have been given immediately. If notice is sent by first-class mail,

it shall be deemed to have been given five days after it has been

mailed.   If notice is sent by messenger, it shall be
deemed  to

have been given on the day it is delivered.

     17. Amendments. This Agreement, or any term hereof, may be changed or waived only by a written amendment, signed by the party against whom enforcement of such change or waiver is

sought.         18.  Delegation.  PNC Bank may assign its
rights

and delegate its duties hereunder to any wholly-owned direct or indirect subsidiary of PNC Bank, National Association or PNC
Bank

Corp., provided that (i) PNC Bank gives the Fund thirty (30) days prior  written notice; (ii) the delegate agrees with PNC
Bank  to

comply  with all relevant provisions of the 1940 Act;  and
(iii)

PNC Bank and such delegate promptly provide such information as the Fund may request, and respond to such questions as the Fund

may   ask,   relative  to  the  assignment,  including
(without

limitation) the capabilities of the delegate.

     19. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but

all   of  which  together  shall  constitute  one  and  the
same

instrument.

      20. Further Actions. Each party agrees to perform such

further acts and execute such further documents as are necessary to effectuate the purposes hereof.

      21.   Miscellaneous.   This Agreement embodies  the
entire

agreement and understanding between the parties and supersedes all prior agreements and understandings relating to the subject matter hereof, provided that the parties may embody in one or more separate documents their agreement, if any, with respect to delegated duties and/or Oral Instructions. The captions in this

Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or

otherwise affect their construction or effect.

      This Agreement shall be deemed to be a contract made in

Pennsylvania and governed by Pennsylvania law, without regard to

principles  of  conflicts  of law.   If  any  provision  of
this

Agreement shall be held or made invalid by a court decision,

statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

      IN WITNESS WHEREOF, the parties hereto have caused this

Agreement to be executed by their officers designated below on the day and year first above written.



                              PNC BANK, NATIONAL ASSOCIATION



By:
Title:


                              SMITH BARNEY INCOME FUNDS




By:
Title: